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                                                Filed Pursuant to Rule 424(B)(5)
                                                  Registration Number: 333-51843

SUPPLEMENT
TO PROSPECTUS SUPPLEMENT
(To Prospectus dated August 10, 1998)

                               U.S. $195,000,000

                          Weingarten Realty Investors

                          Medium-Term Notes, Series A
                    Due 9 Months or more from Date of Issue

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  Weingarten Realty Investors (the "Company") may offer from time to time its
Medium-Term Notes, Series A, due 9 months or more from the date of issue, in an amount not to exceed $195,000,000 or its equivalent in another currency or composite currency, or such lesser amount as the Company may determine from time to time.

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                The date of this Supplement is January 14, 1999.